PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                  [Letterhead]


                                  June 10, 1998

TII Industries, Inc.
1385 Akron Street
Copiague, New York  11726

Gentlemen:

            We have acted as counsel to TII Industries, Inc, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 60,000 shares of the Company's Common Stock, $.01 par value (the "Warrant
Shares"), which may be issued upon the exercise of warrants that have been granted by the Company.

            In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

            Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares, when paid for and issued upon the exercise of the warrants, in accordance with the terms and provisions thereof, will be validly issued, fully paid and non-assessable.

            We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                                         Very truly yours,

                                         /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                         ---------------------------------------
                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP